                                                                    Exhibit 23.2




                              Consent of Counsel


     Phillips McFall McCaffrey McVay & Murrah, P.C. hereby consents to the use of its name under the heading "Legal Matters" in the Prospectus constituting a part of Form SB-2 Registration Statement of ZymeTx, Inc. ("ZymeTx") for the registration of 2,300,000 shares of ZymeTx common stock (2,645,000 shares assuming the exercise in full of the overallotment option).



                                            /s/ PHILLIPS McFALL McCAFFREY
                                            ---------------------------------
                                                Phillips McFall McCaffrey
                                                   McVay & Murrah, P.C.



Oklahoma City, Oklahoma
August 13, 1997